Exhibit 99

Gabelli Reports Record Fourth Quarter Earnings of $0.65 vs. $0.54 per diluted share

    Business Editors/Financial Editors

    RYE, N.Y.--(BUSINESS WIRE)--Jan. 27, 2005--

    2004 Earnings record $2.06 per diluted share vs. $1.65 in 2003;
             Record $28.7 billion Assets Under Management

    Gabelli Asset Management Inc. (NYSE: GBL) reported record revenues of $74.2 million for the fourth quarter ended December 31, 2004, up 20.4% from the $61.6 million generated in the comparable year earlier period. Operating income increased 21.4% to $27.4 million from $22.6 million reported in last year's fourth quarter, principally due to higher investment advisory revenues from our separate accounts and closed-end funds. Net income for the quarter was $19.5 million or $0.65 per fully diluted share versus $16.7 million or $0.54 per fully diluted share in the prior year's quarter.
    For the full year ended December 31, 2004, revenues increased 23.0% to a record $255.2 million from $207.4 million recorded in 2003. Operating income rose 32.6% to $99.1 million in 2004 from $74.7 million for the prior year reflecting both higher revenues and lower variable costs as a percent of revenues. Net income for the full year of 2004 was $62.6 million or $2.06 per fully diluted share versus $49.8 million or $1.65 per fully diluted share for 2003.

    Financial Results

    Assets under management (AUM) reached a record $28.7 billion on December 31, 2004, up 4.0% from year-end 2003 assets of $27.6 billion, and 5.2% ahead of the $27.2 billion in AUM on September 30, 2004. Average AUM were $28.1 billion in the quarter, up 10.4% from average total assets of $25.5 billion in the fourth quarter of 2003. Average total AUM were $27.9 billion for the full year, up 24.3% from average total assets of $22.4 billion in the prior year period.
    GAMCO, the institutional and high net worth segment of our business, had AUM of $13.6 billion in separately managed equity accounts on December 31, 2004, up 4.3% from the $13.0 billion on December 31, 2003 and up 3.0% from the $13.2 billion on September 30, 2004. AUM in our equity mutual funds were a record $12.4 billion at quarter end, 6.5% ahead of the $11.6 billion on December 31, 2003 and 9.9% ahead of the $11.3 billion on September 30, 2004. Fixed income assets totaled $1.89 billion on December 31, 2004, down 14.9% from the prior year's quarter end assets of $2.22 billion but 1.0% higher than assets of $1.87 billion on September 30, 2004. Our alternative investment assets were $814 million, up 17.6% from year end 2003 assets of $692 million but 12.8% below the $934 million on September 30, 2004.
    Investment advisory fees, driven by solid investment performance, totaled $65.0 million during the fourth quarter 2004, an increase of 23.9% from $52.5 million the fourth quarter of 2003. For the full year of 2004, investment advisory fees totaled $219.9 million, up 24.3% from $176.9 million in 2003. The growth in investment advisory fees for the fourth quarter and full year 2004 was driven by our institutional and high net worth separately managed equity accounts and closed-end funds. Revenues from our GAMCO business, which totaled $24.1 million in the fourth quarter 2004 and $87.6 million for the full year 2004 versus $20.1 million and $69.0 million in the respective 2003 periods, were higher due to higher average assets under management and an increase in fulcrum fees earned on certain accounts traceable to excellent investment performance relative to benchmark.
    Revenues from closed-end funds increased 119% to $14.0 million in the fourth quarter 2004 from $6.4 million in the prior year quarter principally due to an increase in management fees earned on preferred shares of $4.2 million versus the prior year's quarter and a $2.8 million increase due to a complete quarter of revenue earned from The Gabelli Dividend & Income Trust ("GDV") in the 2004 quarter. In this regard we point out that we do not earn a management fee on assets of preferred shares unless the total return of the closed-end fund to common shareholders during the year exceeds the dividend rate of the preferred shares. For the year, revenue from closed-end funds increased 103% to $37.6 million in 2004 from $18.5 million in 2003 principally due to fees earned from GDV.
    For the fourth quarter 2004, our revenues of $19.9 million from open-end mutual funds were slightly ahead of the $19.8 million recorded in the 2003 quarter but increased 9.8% to $79.4 million for the full year 2004 from $72.3 million recorded in 2003. Advisory fees from alternative investment products increased 18.9% in the fourth quarter 2004 versus the prior year's quarter due to an increase in both management and performance fees. For 2004, revenue from alternative investment products decreased 8.4% as higher management fees were more than offset by lower performance fees as compared to 2003.
    Commission revenues of $4.3 million for our institutional research affiliate, Gabelli & Company, Inc. during the fourth quarter of 2004 were about the same as the prior year's quarter but were up 21.1% to $15.6 million for the full year 2004 as compared to $12.9 million in the 2003 period. Distribution fees rose slightly to $4.9 million in the fourth quarter 2004 versus $4.8 million in the 2003 quarter and increased 11.5% to $19.7 million during the full year 2004 from $17.6 million in the comparable 2003 period. The increase in fees is traceable to higher average assets under management in open-end equity mutual funds in the 2004 periods as compared to the prior year.
    Variable compensation costs, as a percent of revenues, decreased to 33.1% and 30.6% for the fourth quarter and full year 2004, respectively, as compared to 33.3% and 32.3% in the respective 2003 periods. This decrease is traceable to a shift in revenue mix from alternative investments to separately managed accounts and lower overall variable compensation costs related to separately managed accounts compared to the prior year's periods. Other variable operating expenses, as a percent of revenues, fell to 10.4% in the 2004 quarter versus 11.3% in the fourth quarter of 2003 and to 10.8% for the full year of 2004 versus 11.7% in the comparable prior year period. Other variable operating expenses included distribution costs of $0.9 million in the fourth quarter 2004 versus $0.3 million in the prior year period and $4.0 million during the full year of 2004 versus $0.3 million in the prior year period which were due to the initial inclusion of our two new closed-end funds, GDV in November 2003 and The Gabelli Global Utility & Income Trust ("GLU") in May 2004.
    Expenses not directly tied to revenues increased to $11.0 million in the fourth quarter 2004, up 30.1% from $8.5 million in the prior year's quarter and up 21.3% to $39.5 million for the full year of 2004 from $32.6 million in the comparable prior year period. The increases from the comparable periods include costs related to the expensing of stock options, accruals for incentive compensation, insurance expenses and compliance costs with Sarbanes-Oxley as well as other regulatory and corporate governance initiatives.
    The effective tax rate for the fourth quarter and full year 2004 was 36.4% versus 37.6% and 37.4%, respectively in comparable 2003 periods, as we adjusted the tax rate in 2004 to reflect our estimate of the current year-end tax liability.
    On December 31, 2004 we had 28,837,034 shares outstanding, which is approximately 4% lower than our shares outstanding of 30,049,556 at the end of 2003 and approximately 2% below shares outstanding of 29,557,853 on September 30, 2004.

    Other Income

    For the fourth quarter 2004, we realized a gain of $3.7 million from our investments and net interest expense versus a net benefit of $4.8 million in the 2003 quarter. The net return from our corporate investment portfolio declined to $7.6 million in the 2004 fourth quarter as the $8.9 million recorded in the 2003 quarter included a $1.8 million gain from one of our venture capital investments. For the full year 2004, investment income totaled $16.1 million versus $21.1 million in the comparable 2003 period. Interest expense fell 2.9% during the 2004 quarter to $3.9 million compared to $4.0 million in the prior year's quarter but increased 8.0% to $16.0 million for the full year period from $14.8 million in 2003. The increase for the full year 2004 was due to the inclusion of our $100 million of 5.5% senior notes, which were issued in May 2003, for the entire year offset by a one percentage point decrease in the interest rate on our convertible note from 6% to 5% in August 2003 and the decrease of the interest rate on our mandatory convertible securities to 5.22% from 6.0% due to the remarketing of the notes in November 2004. Management fee expense was $3.5 million for the quarter and $11.0 million for the twelve months of 2004 versus $3.0 million and $9.0 million, respectively for the comparable 2003 periods.

    Investment and Business Highlights

    -- In October, The Gabelli Dividend & Income Trust completed an offering of three series of Preferred Shares valued at a total of $300 million. The issuance was comprised of $80 million of 5.875% Series A Cumulative Preferred Shares, $100 million of Series B Auction Market Preferred Shares and $120 million of Series C Auction Market Preferred Shares. Merrill Lynch & Co., Citigroup, A.G. Edwards and Gabelli & Company, Inc. served as underwriters for the offering.

    -- In early December, The Gabelli Utility Trust (NYSE: GUT) completed its Rights Offering whereby holders of four Rights were entitled to purchase one newly issued Common Share of the Gabelli Utility Trust at the subscription price of $7.00 per Share. The offering was heavily over-subscribed as the Trust received subscriptions for more than twice the 5,779,547 Shares available to be issued pursuant to the primary subscription.

    -- Howard F. Ward, CFA, portfolio manager of the Gabelli Growth Fund and a ten-year veteran of Gabelli Asset Management Inc., was named Director of Growth Products. He will oversee the firm's domestic, international and global growth equity products for mutual funds and separate accounts as well as become a member of the Gabelli Global Growth Fund's portfolio management team.

    -- GAMCO, the institutional and high net worth segment of our business, continued to produce solid investment returns for clients during 2004 as our separate accounts composite(a) achieved a total net return of 17.8% for the year. GAMCO's compound annual net return is 18.4% for the over 27 years since inception.

    -- The Gabelli Equity Income Fund (GABEX) is a proud member of the Louis Rukeyser Honor Roll which is comprised of Funds that have been on The Rukeyser 100 list more than 80% of the past three years (at least 29 out of 36 months). The Louis Rukeyser Honor Roll appears monthly in Louis Rukeyser's Mutual Funds newsletter. The Fund is also rated 5 Stars overall by Morningstar(TM) and 5 Stars for each of the 3, 5 and 10-year periods ended 12/31/04. The Fund was rated among 770, 552 and 233 Large Value Domestic Equity funds for the 3, 5 and 10-year periods ended 12/31/04, respectively.

    -- Gabelli & Company, Inc. hosted its 28th Annual Automotive Aftermarket Symposium in Las Vegas in November. Over 25 automotive suppliers, retailers, and dealers including Genuine Parts, Dana Corp., and Midas Inc. presented their investment theses and strategies to the firm's institutional clients at this interactive symposium.

    -- The Gabelli ABC Fund which began investment operations on May 14, 1993 focuses its investment strategy on achieving total returns without excessive risk of capital. The fund has earned a positive total return in each of the 12 calendar years since its inception. The average annual total returns for the fund for the one, five and ten year periods ending December 31, 2004 were 1.93%, 4.57% and 7.43%, respectively.



    (a) The GAMCO composite does not track all assets under management. It consists of fully discretionary, tax-exempt accounts managed for at least one full quarter and meeting minimum account size requirements. The minimum size requirement for inclusion in 1985 was $500,000; 1986, $1 million; and 1987 $5 million. The performance calculations include accounts under management during the respective periods. As of 12/31/04 the GAMCO composite included 50 accounts with aggregate market value of $4.0 billion. A complete list of composites is available upon request. No two portfolios are identical. Accounts not within this size and type may have experienced different results. The inception date of the GAMCO composite is 10/1/77.


    Shareholder Compensation and Initiatives

    During 2004, we returned over $100 million of our earnings to shareholders through our stock buyback program and dividends. In November 2004, the Board of Directors authorized a special dividend of $0.60 per share that was paid January 18, 2005 to all shareholders of record on January 3, 2005. This follows the $1.00 per share special dividend paid in the fourth quarter 2004 and a $0.10 per share special dividend paid in the second quarter 2004. The Board also declared a quarterly dividend of $0.02 per share that was paid on December 28, 2004 to shareholders of record on December 14, 2004. In total, we declared $1.76 per share in dividends to our common shareholders in 2004.
    During the fourth quarter of 2004, we bought back 1,023,550 shares at an average investment of $46.76 per share. Our stock buyback program was initiated in March 1999. Since that time, 2,773,626 Class A shares have been repurchased through December 31, 2004 at an average price of $36.38 per share, including 1,596,277 shares during 2004. The Board of Directors authorized an increase to the buyback program of one million shares of Class A common stock during October 2004. This brings the total shares currently available to be repurchased under the program to approximately 944,000 shares.

    Financial Strength and Flexibility

    We ended the quarter with roughly $644.0 million in cash, marketable securities and investments. This includes approximately $75.8 million of investments in The Gabelli Dividend & Income Trust, The Gabelli Global Utility & Income Trust, Gabelli open-end mutual funds and other investments classified as available for sale securities. Our debt of $282.3 million consists of a $100 million 5% convertible note, $100 million of 5.5% senior notes, and $82.3 million of senior notes issued in connection with our mandatory convertible securities. Expressed another way, we had $12.54 per share of net cash, marketable securities and investments on December 31, 2004 before taking into effect the $0.60 per share special dividend paid in January 2005.
    Our mandatory convertible securities consist of (a) a purchase contract under which holders will purchase shares of our Class A common stock and (b) notes due February 17, 2007. The notes were successfully remarketed to new holders in November 2004 at an interest rate of 5.22%. The holders of the purchase contracts are obligated to purchase newly issued shares of our Class A common stock on February 17, 2005. During December 2004, a holder of 469,600 purchase contracts purchased 252,456 shares of our Class A common stock through early settlement. As a result, the total number of shares remaining to be issued will be approximately 1.5 million if the market price of GBL is $46.50 or greater, approximately 1.8 million if the market price of GBL is $39.40 or less, and within this range of 1.5 million to 1.8 million shares if the market price of GBL is between $39.40 and $46.50. The newly issued Class A shares will be included in our calculation of earnings per share. Assuming no further stock repurchases and further assuming that the maximum number of shares (approximately 1.8 million) are issued, the impact of the share issuance will be a reduction of earnings of approximately 5.8% on a fully diluted per share basis.
    Stockholders' equity, on a GAAP basis, was $352.2 million or $12.21 per share on December 31, 2004 compared with $378.3 million or $12.59 per share on December 31, 2003.




NOTES ON NON-GAAP FINANCIAL MEASURES

A. Cash and investments as adjusted have been computed as follows:
   (in millions)


                                                   12/31/03   12/31/04
                                                  ---------  ---------
Cash and cash equivalents                           $386.5     $257.1
Investments (marketable securities)                  228.0      305.9
                                                  ---------  ---------
Total cash and investments (marketable securities)   614.5      563.0
Net amounts receivable/(payable) to brokers           (4.5)       5.2
                                                  ---------  ---------
Adjusted cash and investments (marketable
 securities)                                         610.0      568.2
Investments (available for sale)                      67.4       75.8
                                                  ---------  ---------
Total adjusted cash and investments                 $677.4     $644.0
                                                  =========  =========

   We believe cash and investments as adjusted is a more useful measure of the company's liquidity for analytical purposes.
   Net amounts receivable/(payable) from/to brokers reflects cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period end.

    B. Operating income before management fee expense is used by management for purposes of evaluating its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income and includes non-operating items including investment gains and losses from the company's proprietary investment portfolio and interest expense. The reconciliation of operating income before management fee to operating income is provided in Table IV.



    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.




    Assets Under Management

    The company reported assets under management as follows:

                                Table I
                        Assets Under Management
                             (in millions)
                         ---------------------

                                                 December 31
                                              ----------------
                                                                % Inc.
                                                 2003    2004   (Dec.)
                                              ------------------------
Mutual Funds:
   Open End                                    $8,088  $8,029   (0.7%)
   Closed End                                   3,530   4,342    23.0
   Fixed Income                                 1,714   1,499   (12.5)
                                              ----------------
Total Mutual Funds                             13,332  13,870     4.0
                                              ----------------
Institutional & High Net Worth Separate
 Accounts:
   Equities                                    13,031  13,587     4.3
   Fixed Income                                   504     388   (23.0)
                                              ----------------
Total Institutional & High Net Worth Separate
 Accounts                                      13,535  13,975     3.3
                                              ----------------
Alternative Investments                           692     814    17.6
                                              ----------------
Total Assets Under Management                 $27,559 $28,659     4.0
                                              ================




                                Table II
                     Fund Flows - 4th Quarter 2004
                             (in millions)
                  ----------------------------------

                                                Market
                     September    Net        Appreciation /   December
                        30,      Cash        (Depreciation)      31,
                       2004      Flows                          2004
                     ---------  ---------   ---------------   --------
Mutual Funds:
    Equities          $11,261    $    78            $1,032    $12,371
    Fixed Income        1,524        (29)                4      1,499
                     ---------  ---------   ---------------   --------
Total Mutual Funds     12,785         49             1,036     13,870
                     ---------  ---------   ---------------   --------
Institutional & HNW
 Separate Accounts
    Equities           13,185     (1,094)            1,496     13,587
    Fixed Income          344         42                 2        388
                     ---------  ---------   ---------------   --------
Total Institutional &
 HNW Separate
 Accounts              13,529     (1,052)            1,498     13,975
                     ---------  ---------   ---------------   --------

Alternative
 Investments              934       (159)               39        814
                     ---------  ---------   ---------------   --------
Total Assets Under
 Management           $27,248    $(1,162)           $2,573    $28,659
                     =========  =========   ===============   ========





                               Table III
                        Assets Under Management
                             (in millions)
               -----------------------------------------
                                                         % Increase/
                                                          (decrease)
                12/03     3/04    6/04    9/04   12/04   9/04    12/03
              --------------------------------------------------------
Mutual Funds
 Open end      $8,088   $8,106  $7,852  $7,534  $8,029    6.6%  (0.7%)
 Closed end     3,530    3,739   3,764   3,727   4,342   16.5     23.0
 Fixed
  income        1,714    1,717   1,563   1,524   1,499   (1.6)  (12.5)
              -----------------------------------------
Total Mutual
 Funds         13,332   13,562  13,179  12,785  13,870    8.5      4.0
              -----------------------------------------
Institutional
 & HNW
 Separate
 Accounts:
   Equities    13,031   13,383  13,628  13,185  13,587    3.0      4.3
   Fixed
    Income        504      369     354     344     388   12.8   (23.0)
              -----------------------------------------
Total
 Institutional
 & HNW
 Separate
 Accounts      13,535   13,752  13,982  13,529  13,975    3.3      3.3
              -----------------------------------------
Alternative
 Investments      692      901   1,061     934     814  (12.8)    17.6
              -----------------------------------------
Total Assets
 Under
 Management   $27,559  $28,215 $28,222 $27,248 $28,659    5.2      4.0
              =========================================




                               Table IV
                     GABELLI ASSET MANAGEMENT INC.
         UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)
          ---------------------------------------------------

                  For the Three Months        For the Twelve Months
                           Ended                       Ended
                       December 31,                December 31,
                 ------------------------   --------------------------
                                   %Inc.                        %Inc.
                   2003     2004   (Dec.)      2003      2004   (Dec.)
                 -------- -------- ------   --------- --------- ------

Revenues         $61,605  $74,183   20.4%   $207,437  $255,163   23.0%
Expenses          35,996   43,318   20.3     123,721   145,078   17.3
                 -------- --------          --------- ---------

Operating income
 before
 management fee   25,609   30,865   20.5      83,716   110,085   31.5

Investment income  8,863    7,649  (13.7)     21,140    16,108  (23.8)
Interest expense  (4,048)  (3,932)  (2.9)    (14,838)  (16,027)   8.0
                 -------- --------          --------- ---------
Other income
 (expense), net    4,815    3,717  (22.8)      6,302        81  (98.7)
                 -------- --------          --------- ---------

Income before
 management fee,
 income taxes and
 minority
 interest         30,424   34,582   13.7      90,018   110,166   22.4
  Management fee   3,043    3,459              9,002    11,017
                 -------- --------          --------- ---------
Income before
 income taxes and
 minority
 interest         27,381   31,123             81,016    99,149
  Income taxes    10,295   11,329             30,339    36,097
  Minority
   interest          428      255                833       493
                 -------- --------          --------- ---------
Net income       $16,658  $19,539   17.3     $49,844   $62,559   25.5
                 ======== ========          ========= =========

Net income per
share:

Basic              $0.55    $0.67   21.8       $1.66     $2.11   27.1
                 ======== ========          ========= =========

Diluted            $0.54    $0.65   20.4       $1.65     $2.06   24.8
                 ======== ========          ========= =========

Weighted average
 shares
 outstanding:
  Basic           30,065   29,037   (3.4)     30,018    29,673   (1.1)
                 ======== ========          ========= =========

  Diluted         32,155   31,179   (3.0)     32,081    31,804   (0.9)
                 ======== ========          ========= =========

Reconciliation of
 Non-GAAP
 Financial
 Measures
 to GAAP:
Operating income
 before
 management fee  $25,609  $30,865   20.5     $83,716  $110,085   31.5
Deduct:
 management fee    3,043    3,459              9,002    11,017
                 -------- --------          --------- ---------
Operating income $22,566  $27,406   21.4     $74,714   $99,068   32.6
                 -------- --------          --------- ---------
Operating margin
 before
 management fee     41.6%    41.6%              40.4%     43.1%
                 -------- --------          --------- ---------
Operating margin
 after management
 fee                36.6%    36.9%              36.0%     38.8%
                 -------- --------          --------- ---------




                                Table V
                     GABELLI ASSET MANAGEMENT INC.
    UNAUDITED QUARTERLY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
             (Dollars in thousands, except per share data)
         -----------------------------------------------------

                                 2003
             -------------------------------------------
               1st      2nd      3rd     4th
             Quarter  Quarter  Quarter Quarter    Total
             -------------------------------------------
Income
 Statement
 Data:

Revenues     $46,053   $47,956 $51,823 $61,605 $207,437

Expenses      28,044    29,454  30,227  35,996  123,721
             -------------------------------------------

Operating
 income
 before
 management
 fee          18,009    18,502  21,596  25,609   83,716


Investment
 income        1,690     6,079   4,508   8,863   21,140
Interest
 expense      (3,011)   (3,605) (4,174) (4,048) (14,838)
             -------------------------------------------
Other income
 (expense),
 net          (1,321)    2,474     334   4,815    6,302
             -------------------------------------------

Income before
 management
 fee,
 income
 taxes and
 minority
 interest     16,688    20,976  21,930  30,424   90,018

Management
 fee           1,669     2,097   2,193   3,043    9,002
             -------------------------------------------

Income before
 income
 taxes and
 minority
 interest     15,019    18,879  19,737  27,381   81,016

Income taxes   5,647     7,099   7,298  10,295   30,339
Minority
 interest         45       223     137     428      833
             -------------------------------------------

Net income    $9,327   $11,557 $12,302 $16,658  $49,844
             ===========================================

Net income
 per share:

    Basic      $0.31     $0.38   $0.41   $0.55    $1.66
             ===========================================

    Diluted    $0.31     $0.38   $0.41   $0.54    $1.65
             ===========================================

Weighted average shares
 outstanding:

    Basic     29,918    30,025  30,061  30,065   30,018
             ===========================================

    Diluted   30,031    30,139  32,170  32,155   32,081
             ===========================================

Reconciliation
 of Non-GAAP
 Financial
 Measures
 to GAAP:
Operating
 income
 before
 management
 fee         $18,009   $18,502 $21,596 $25,609  $83,716

Deduct:
 management
 fee           1,669     2,097   2,193   3,043    9,002
             -------------------------------------------
Operating
 income      $16,340   $16,405 $19,403 $22,566  $74,714
             -------------------------------------------
Operating
 margin
 before
 management
 fee            39.1%     38.6%   41.7%   41.6%    40.4%
             -------------------------------------------
Operating
 margin
 after
 Management
 fee            35.5%     34.2%   37.4%   36.6%    36.0%
             -------------------------------------------


                                        2004
             ------------------------------------------------------
                    1st         2nd      3rd      4th
                  Quarter    Quarter  Quarter   Quarter      Total
             ------------------------------------------------------
Income
 Statement
 Data:

Revenues           $63,539    $60,204   $57,237   $74,183   $255,163

Expenses            35,426     33,332    33,002    43,318    145,078
             -------------------------------------------------------

Operating
 income
 before
 management
 fee                28,113     26,872    24,235    30,865    110,085


Investment
 income              4,290      1,549     2,620     7,649     16,108
Interest
 expense            (4,046)    (4,035)   (4,014)   (3,932)   (16,027)
             -------------------------------------------------------
Other income
 (expense),
  net                  244     (2,486)   (1,394)    3,717         81
             -------------------------------------------------------

Income before
 management
 fee, income
 taxes and
 minority
 interest           28,357     24,386    22,841    34,582    110,166

Management
 fee                 2,836      2,438     2,284     3,459     11,017
             -------------------------------------------------------

Income before
 income
 taxes and
 minority
 interest           25,521     21,948    20,557    31,123     99,149

Income taxes         9,296      7,989     7,483    11,329     36,097
Minority
 interest              154         41        43       255        493
             -------------------------------------------------------

Net income         $16,071    $13,918   $13,031   $19,539    $62,559
             =======================================================

Net income
 per share:

    Basic            $0.53      $0.47     $0.44     $0.67      $2.11
             =======================================================

    Diluted          $0.52      $0.46     $0.43     $0.65      $2.06
             =======================================================

Weighted average
 shares
 outstanding:

    Basic           30,064     29,890    29,707    29,037     29,673
             =======================================================

    Diluted         32,202     32,010    31,820    31,179     31,804
             =======================================================

Reconciliation
 of Non-GAAP
 Financial
 Measures to
 GAAP:
Operating
 income
 before
 management
 fee               $28,113    $26,872   $24,235   $30,865   $110,085
Deduct:
 management
 fee                 2,836      2,438     2,284     3,459     11,017
             -------------------------------------------------------
Operating
 income            $25,277    $24,434   $21,951   $27,406    $99,068
             -------------------------------------------------------
Operating
 margin
 before
 management
 fee                 44.2%      44.6%     42.3%     41.6%      43.1%
             -------------------------------------------------------
Operating
 margin after
 Management
 fee                 39.8%      40.6%     38.4%     36.9%      38.8%
             -------------------------------------------------------





                               Table VI
                     GABELLI ASSET MANAGEMENT INC.
       CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                            (In thousands)
          ---------------------------------------------------

                                              December       December
                                                 31,            31,
                                                2003           2004
                                              ------------------------
ASSETS                                                    (unaudited)

Cash and cash equivalents                     $386,511       $257,096
Investments                                    295,411        381,689
Receivables                                     39,667         46,571
Other assets                                    14,922         13,616
                                              ------------------------

     Total assets                             $736,511       $698,972
                                              ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Compensation payable                           $25,552        $27,645
Income taxes payable                            12,323          8,526
Accrued expenses and other liabilities          27,900         22,142
                                              ------------------------
     Total operating liabilities                65,775         58,313
5.5% Senior notes (due May 15, 2013)           100,000        100,000
5% Convertible note (conversion price, $52 per
 share; note due August 14, 2011)              100,000        100,000
Mandatory convertible securities (purchase
 contract settlement date, February 17, 2005;
 notes due February 17, 2007)                   84,030         82,308
                                              ------------------------
     Total liabilities                         349,805        340,621

Minority interest                                8,395          6,171

Stockholders' equity                           378,311        352,180
                                              ------------------------

Total liabilities and stockholders' equity    $736,511       $698,972
                                              ========================


    CONTACT: Gabelli Asset Management Inc.
             Michael R. Anastasio, 914-921-5147
             www.gabelli.com